For Immediate Release

Pricester's Quarterly Revenue Up Over 150%

Hollywood, FL [May 9, 2007] - Pricester.com, Inc. (PRCC: OTCBB) continues its healthy pattern of triple-digit quarterly growth with a '07 first quarter increase in revenues of 153% over the same three month period last year. Pricester operates an innovative Internet shopping portal and provides cost-effective website development and related Internet marketing services to small businesses and the entrepreneurial sector.

Pricester's revenues increased by over 350% in each of the past two quarters and 498% year-end, comparing all to the previous year.

The increase in revenue is attributable to Pricester's successful execution of its marketing strategy which included the introduction of additional planned revenue streams. Ed Dillon, Pricester's CEO, elaborated, "Launching our website hosting and maintenance programs, to complement our design and development services, is continuing to pay off and we're enjoying larger recurring monthly revenues. We're also experiencing a significantly higher level of referrals from existing clients and also from other companies within our industry. Although certain operational expenses contributed to a net loss of $0.02 per share this quarter, most of this was due to non-cash transactions".

Pricester is continuing to build upon a solid platform with the recent announcement of opening its first international office headquartered in British Columbia, Canada, and with the development of Copia World, an online international shopping mall. Mr. Dillon added, "Pricester is following a logical path for growth, bringing our services, technology and creativity to an increasingly large and receptive customer base. We've gained a lot of exposure and experience over the past year, creating the momentum that's carrying us forward".

About Pricester.Com
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those
same listed products and services.   The Pricester.Com logo is
available at http://www.primezone.com/newsroom/prs/?pkgid=2804
Forward Looking Statements: Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product.

In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

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CONTACT:

 Pricester.com, Inc.
Investor Relations
Ed Dillon
(954) 272-1200
edillon@pricester.com

AGORACOM Investor Relations
PRCC@agoracom.com
http://www.agoracom.com/IR/pricester